UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Decibel Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40030	46-4198709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Boylston Street Suite 500
Boston, Massachusetts		02215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 370-8701

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	DBTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Decibel Therapeutics, Inc. (the "Company") held its 2023 annual meeting of stockholders (the "Annual Meeting") on June 13, 2023. The following is a summary of the matters voted on at the Annual Meeting.

(a)
The stockholders of the Company elected one Class II director, Saraswathy Nochur, Ph. D., to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until her successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of the Class II director were as follows:

Name	For	Withheld	Broker Non-Votes
Saraswathy Nochur, Ph.D.	19,531,690	861,542	2,992,978

(b)
The stockholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (the "Officer Exculpation Amendment"). The results of the stockholders' vote with respect to such approval were as follows:

For	Against	Abstain	Broker Non-Votes
19,422,896	966,681	3,655	2,992,978

The Company filed a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 13, 2023 to effect the Officer Exculpation Amendment.

(c)
The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain
22,922,399	276,484	187,327

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECIBEL THERAPEUTICS, INC.

Date:	June 13, 2023	By:	/s/ Laurence Reid
Name: Laurence Reid, Ph. D. Title: President and Chief Executive Officer